Exhibit 99.2

For Immediate News Release

February 1, 2012

AVALONBAY COMMUNITIES, INC. ANNOUNCES

2011 OPERATING RESULTS, DIVIDEND INCREASE

AND INITIAL 2012 FINANCIAL OUTLOOK

(Arlington, VA) AvalonBay Communities, Inc. (NYSE: AVB) (the “Company”) reported today that Net Income Attributable to Common Stockholders (“Net Income”) for the quarter ended December 31, 2011 was $323,085,000. This resulted in Earnings per Share – diluted (“EPS”) of $3.38 for the quarter ended December 31, 2011, compared to EPS of $0.31 for the comparable period of 2010. For the year ended December 31, 2011, EPS was $4.87 compared to $2.07 for the year ended 2010.

The increases in EPS for the quarter and year ended December 31, 2011 over the prior year periods are due primarily to an increase in real estate sales and related gains in 2011 coupled with an increase in Net Operating Income (“NOI”) from communities. The full year per share increase is composed of the following:

Full Year EPS 2011 vs 2010
Per Share

Full Year 2010 EPS	$2.07

Gain on Sale of Assets (1)	2.45
Community Operating Results	0.98
Common shares outstanding and other	(0.39)
Depreciation expense	(0.24)

Full Year 2011 EPS	$4.87

(1) Includes recapture of cumulative straight-line lease expense charged in excess of cash payments for a land lease asset sold in Q4 2011, a per share impact of $1.35.

Funds from Operations attributable to common stockholders - diluted (“FFO”) per share for the quarter ended December 31, 2011 increased 17.8% to $1.19 from $1.01 for the comparable period of 2010. FFO per share for the year ended December 31, 2011 increased 14.3% to $4.57 from $4.00 for 2010. Adjusting for the non-routine items detailed in Attachment 17, FFO per share for the three months and full year ended December 31, 2011 would have increased by 25.7% and 16.6%, respectively over the prior year periods.

The following table provides a comparison of the Company’s actual results to the outlook provided in its third quarter 2011 earnings release in October 2011:

Fourth Quarter 2011 Results
Comparison to October 2011 Outlook
Per Share

Projected FFO per share (1)	$1.21

Community NOI	0.04
Loss on extinguishment of debt (2)	(0.05)
Overhead and other	(0.01)

FFO 4Q 2011 Reported Results	$1.19

(1) Mid-point of the Company’s October 2011 Outlook.

(2) Charges for certain debt prepayment costs discussed in our third quarter 2011 Earnings Release were not included in our October 2011 Outlook.

Commenting on the Company’s results, Tim Naughton, CEO and President, said “Fourth Quarter 2011 results cap a near-record year for FFO per share and NOI growth. We expect the strong fundamentals for rental housing will continue into 2012, supporting our outlook for 18% FFO per share growth and our 9% dividend increase for the upcoming year.”

Operating Results for the Quarter Ended December 31, 2011 Compared to the Prior Year Period

For the Company, including discontinued operations, total revenue increased by $23,513,000, or 10.1%, to $255,522,000. For Established Communities, rental revenue increased 6.2%, attributable to an increase in Average Rental Rates of 5.8% and an increase in Economic Occupancy of 0.4%. Total revenue for Established Communities increased $10,170,000 to $176,859,000. Operating expenses for Established Communities decreased $1,033,000, or 1.8%, to $55,100,000. Accordingly, NOI for Established Communities increased by 10.1%, or $11,203,000, to $121,758,000.

Copyright © 2012 AvalonBay Communities, Inc. All Rights Reserved

The following table reflects the percentage changes in rental revenue, operating expenses and NOI for Established Communities from the fourth quarter of 2011 compared to the fourth quarter of 2010:

Q4 2011 Compared to Q4 2010

	Rental Revenue	Operating Expenses	NOI	% of NOI (1)
New England	6.4%	(3.6%)	12.2%	19.2%
Metro NY/NJ	4.8%	4.3%	4.5%	28.0%
Mid-Atlantic/Midwest	4.9%	0.1%	6.7%	15.0%
Pacific NW	8.0%	1.7%	11.3%	4.5%
No. California	10.0%	(4.7%)	17.4%	19.2%
So. California	5.4%	(12.8%)	15.8%	14.1%

Total	6.2%	(1.8%)	10.1%	100.0%

(1) Total represents each region’s % of total NOI from the Company, including discontinued operations.

Operating Results for the Year Ended December 31, 2011 Compared to the Prior Year

For the Company, including discontinued operations, total revenue increased by $89,852,000, or 10.0% to $989,377,000. For Established Communities, rental revenue increased 5.1%. Total revenue for Established Communities increased $33,045,000 to $691,537,000. Operating expenses for Established Communities decreased $3,145,000, or 1.4% to $222,975,000. Accordingly, NOI for Established Communities increased by $36,190,000, or 8.4%, to $468,562,000.

The following table reflects the percentage changes in rental revenue, operating expenses and NOI for Established Communities for the year ended December 31, 2011 as compared to the year ended December 31, 2010:

Full Year 2011 Compared to Full Year 2010
	Rental Revenue	Operating Expenses	NOI	% of NOI (1)
New England	5.5%	(1.2%)	9.6%	19.3%
Metro NY/NJ	4.3%	(0.6%)	6.6%	28.3%
Mid-Atlantic/Midwest	4.7%	(0.5%)	6.9%	15.0%
Pacific NW	5.1%	2.4%	6.3%	4.5%
No. California	7.2%	(1.6%)	11.3%	19.4%
So. California	3.9%	(6.4%)	9.8%	13.5%

Total	5.1%	(1.4%)	8.4%	100.0%

(1) Total represents each region’s % of total NOI from the Company, including discontinued operations.

Development Activity

During the fourth quarter of 2011, the Company started construction of four communities: AVA H Street, located in Washington, DC, Avalon West Chelsea/AVA High Line, located in New York, NY, Avalon Natick, located in Natick, MA and Avalon Somerset, located in Somerset, NJ. These four communities will contain 1,644 apartment homes and will be developed for an estimated Total Capital Cost of $473,600,000.

During 2011, the Company started construction of 11 communities which will contain a total of 3,071 apartment homes for an expected aggregate Total Capital Cost of $892,500,000.

During 2011, the Company completed the construction of six communities containing 1,161 homes for a Total Capital Cost of $297,100,000. Savings from the original budgeted Total Capital Cost for these six communities totaled $12,100,000.

Redevelopment Activity

During the fourth quarter of 2011, the Company commenced the redevelopment of seven communities. Two of these communities will be redeveloped under our AVA brand, two communities will be redeveloped under our Eaves by Avalon brand, and the remaining three communities will maintain the current Avalon branding. These communities contain a total of 1,404 apartment homes and will be redeveloped for an estimated Total Capital Cost of $51,600,000, excluding costs incurred prior to redevelopment.

During 2011, the Company commenced the redevelopment of 11 communities. These 11 communities contain 2,522 apartment homes and will be redeveloped for an estimated Total Capital Cost of $85,600,000, excluding costs incurred prior to redevelopment.

During the fourth quarter of 2011, the Company completed the redevelopment of two communities, one redeveloped under the Company’s AVA brand and one redeveloped under the Company’s Eaves by Avalon brand. These communities contain 443 apartment homes and were redeveloped for $13,300,000, excluding costs incurred prior to redevelopment.

During 2011, the Company completed the redevelopment of seven communities containing 2,532 apartment homes for a Total Capital Cost of $67,500,000.

Land Activity

During the fourth quarter of 2011, the Company acquired four parcels of land for an aggregate purchase price of $76,739,000. Included in these purchases is the acquisition of an additional parcel under our outstanding land purchase commitment for a Development Right in New York for $22,989,000. The remaining three land parcels were acquired for the development of 919 apartment homes with an expected Total Capital Cost of approximately $232,389,000. The Company has started or anticipates starting construction on these three land parcels in 2012.

Copyright © 2012 AvalonBay Communities, Inc. All Rights Reserved

Disposition Activity

During the fourth quarter of 2011, the Company sold three communities: Avalon at Rock Spring, located in Bethesda, MD, Avalon at Cameron Court, located in Alexandria, VA, and Avalon at Stratford Green, located in Bloomingdale, IL. These communities, containing a total of 1,038 apartment homes, were sold for an aggregate price of $258,490,000. The dispositions resulted in an aggregate gain in accordance with GAAP of $273,415,000 and an Economic Gain of $137,393,000. As discussed earlier in this release, incorporated in the GAAP gain is the recapture of cumulative straight line rent expense charged in excess of actual cash payments totaling $122,416,000 for Avalon at Rock Spring, which was subject to a long-term ground lease.

Also during the fourth quarter of 2011, AvalonBay Value Added Fund, L.P. (“Fund I”), a private discretionary real estate investment vehicle in which the Company holds an equity interest of approximately 15%, sold Avalon Columbia, located in Columbia, MD. This community contains 170 apartment homes and was sold for $34,650,000. This disposition resulted in a gain in accordance with GAAP of $9,814,000 and an Economic Gain of $4,155,000. The Company’s share of the gain in accordance with GAAP was $1,319,000 and its share of the Economic Gain was approximately $462,000. In conjunction with the disposition, Fund I repaid a 5.48% fixed rate secured mortgage note in the amount of $22,275,000 in advance of its April 2013 scheduled maturity date.

In addition, in January 2012, Fund I sold Avalon Lakeside. Avalon Lakeside, located in Chicago, IL, contains 204 apartment homes and was sold for $20,500,000, resulting in a GAAP gain of $5,306,000 of which the Company’s share is $699,000.

The weighted average Initial Year Market Cap rate for wholly-owned communities not subject to joint venture ownership during the Company’s investment period, Avalon at Cameron Court and Avalon at Stratford Green, was 5.1%, and the Unleveraged IRR over a 13.4 year average holding period was 16.0%.

Acquisition Activity

During the fourth quarter of 2011, AvalonBay Value Added Fund II, L.P. (“Fund II”), a private, discretionary real estate investment vehicle in which the Company holds an equity interest of approximately 31%, acquired Highlands at Rancho San Diego, a garden style community consisting of 676 apartment homes in San Diego, CA for a purchase price of $124,000,000. In conjunction with the acquisition, Fund II extinguished an outstanding mortgage note secured by the community, incurring a prepayment penalty, of which the Company’s proportionate share is approximately $950,000.

As of January 31, 2012, Fund II has invested $772,069,000. While the investment period for Fund II ended August 2011, in 2012 the Company expects Fund II to acquire an operating community, which was an active acquisition candidate at the end of the investment period.

Financing, Liquidity and Balance Sheet Statistics

At December 31, 2011, the Company had no amounts outstanding under its $750,000,000 unsecured credit facility.

At December 31, 2011, the Company had $690,329,000 in unrestricted cash and cash in escrow. The cash in escrow includes amounts available for development activity.

Unencumbered NOI as a percentage of total NOI generated by real estate assets for the year ended December 31, 2011 was 72%. Interest Coverage for the fourth quarter of 2011 was 4.0 times.

Debt Repayment Activity

In anticipation of the Avalon at Cameron Court disposition, the Company repaid a 4.95% fixed rate secured mortgage note in the amount of $94,572,000 in advance of its April 2013 scheduled maturity date. The Company incurred a charge of $3,880,000 for a prepayment penalty and the write-off of deferred financing costs which was recognized as loss on extinguishment of debt in the fourth quarter of 2011.

In October 2011, the Company repaid a 5.88% fixed rate secured mortgage note in the amount of $54,584,000 in advance of its January 2019 scheduled maturity. As part of this transaction the Company incurred a charge of $1,940,000 for a prepayment penalty and the write-off of deferred financing costs, which was recognized as loss on extinguishment of debt in the fourth quarter of 2011.

In January 2012, the Company repaid $179,400,000 principal amount of its 5.5% coupon unsecured notes pursuant to their scheduled maturity.

First Quarter 2012 Dividend Declaration

The Company’s Board of Directors declared a dividend for the first quarter of 2012 of $0.97 per share of the Company’s common stock (par value of $0.01 per share). The declared dividend is an 8.7% increase over the Company’s prior quarterly dividend of $0.8925 per share. The dividend is payable on April 16, 2012 to common stockholders of record as of March 30, 2012.

Based on the midpoint of the Projected FFO per share range provided later in this release, the new dividend rate results in an expected annual ratio of dividends per share to FFO per share of 72% for 2012.

In declaring the increased dividend, the Board of Directors evaluated the Company’s past performance and future prospects for earnings growth. Additional factors considered in determining the increase included current dividend distributions, the ratio of the current common dividend distribution to the Company’s FFO, the relationship of dividend distributions to taxable income, distribution requirements under rules governing real estate investment trusts, and expected growth in taxable income.

Copyright © 2012 AvalonBay Communities, Inc. All Rights Reserved

2012 Financial Outlook

The following presents the Company’s financial outlook for 2012, the details of which are summarized on Attachments 15 and 16.

In setting operating expectations for 2012, management considers third party macroeconomic forecasts, local market conditions and performance at individual communities. Management expects continued, moderate economic growth for 2012. Positive annual rental revenue growth in our Established Communities is expected in all regions.

Projected EPS is expected to be within a range of $4.90 to $5.20 for the full year 2012.

The Company expects 2012 Projected FFO per share to be in the range of $5.25 to $5.55 representing an 18.2% increase over full year 2011 FFO per share of $4.57 at the midpoint of the range.

For the first quarter of 2012, the Company expects projected EPS within a range of $0.53 to $0.57. The Company expects Projected FFO per share in the first quarter of 2012 within a range of $1.20 to $1.24. This outlook includes the expected first quarter 2012 non-cash charge for unamortized deferred finance costs totaling $1,200,000 related to the repayment of a $48,500,000 variable rate secured note in advance of its November 2039 scheduled maturity date.

The Company’s 2012 financial outlook is based on a number of assumptions and estimates, which are provided on Attachment 15 of this release. The primary assumptions and estimates include the following:

Property Operations

•	The Company expects an increase in Established Communities’ revenue of 5.0% to 6.5%.

•	The Company expects an increase in Established Communities’ operating expenses of 2.5% to 3.5%.

•	The Company expects an increase in Established Communities’ NOI of 6.0% to 8.0%.

Development

•	The Company currently has 19 communities under development and anticipates starting between $1,000,000,000 and $1,200,000,000 of new development during 2012.

•	During 2012, the Company expects to disburse between $750,000,000 and $850,000,000 related to current and expected Development Communities and expected acquisitions of land for future development.

•	The Company expects to complete the development of nine communities during 2012 for an aggregate Total Capital Cost of approximately $590,000,000.

Redevelopment Activity

•	The Company currently has 13 communities under redevelopment and expects to invest between $100,000,000 and $150,000,000 in its redevelopment communities during 2012.

Acquisition & Disposition Activity

•

The Company expects to be active in both acquisition and disposition activity for its wholly owned portfolio in 2012. This activity pertains primarily to portfolio shaping and repositioning and the timing of the activity will likely impact its 2012 results. The Company anticipates disposing approximately $400,000,000 of operating communities with most transactions occurring in the first half of 2012. In addition, the Company expects to acquire approximately $500,000,000 in operating communities, primarily in the latter portion of 2012.

•	The Company expects Fund II to acquire an operating community for $63,000,000 in 2012, of which the Company’s indirect ownership interest is 31%.

•	In 2012 the Company expects Fund I to have between $150,000,000 and $250,000,000 in dispositions of which the Company’s indirect ownership interest is 15%.

Capital Markets

The Company expects to issue between $700,000,000 and $900,000,000 of new unsecured and secured debt, common stock or other forms of securities in 2012.

First Quarter 2012 Conference/Event Schedule

Management is schedule to present at Citi’s Global Property CEO Conference from March 12 – 14, 2012. Management may discuss the Company’s current operating environment; operating trends; development, redevelopment, disposition and acquisition activity; financial outlook; portfolio strategy and other business and financial matters affecting the Company. Details on how to access a webcast of the Company’s presentation will be available in advance of the conference event at the Company’s website at http://www.avalonbay.com/events.

Other Matters

The Company will hold a conference call on February 2, 2012 at 1:00 PM ET to review and answer questions about this release, its fourth quarter and full year 2011 results, the Attachments (described below) and related matters. To participate in the call, dial 877-510-2397 domestically and 763-416-6924 internationally.

Copyright © 2012 AvalonBay Communities, Inc. All Rights Reserved

To hear a replay of the call, which will be available from February 2, 2012 at 3:00 PM ET to February 9, 2012 at 11:59 PM ET, dial 855-859-2056 domestically and 404-537-3406 internationally, and use Access Code: 42025058. A webcast of the conference call will also be available at http://www.avalonbay.com/earnings, and an on-line playback of the webcast will be available for at least 30 days following the call.

The Company produces Earnings Release Attachments (the “Attachments”) that provide detailed information regarding operating, development, redevelopment, disposition and acquisition activity. These Attachments are considered a part of this earnings release and are available in full with this earnings release via the Company’s website at http://www.avalonbay.com/earnings. To receive future press releases via e-mail, please submit a request through http://www.avalonbay.com/email.

About AvalonBay Communities, Inc.

As of December 31, 2011, the Company owned or held a direct or indirect ownership interest in 200 apartment communities containing 58,538 apartment homes in ten states and the District of Columbia, of which 19 communities were under construction and 13 communities were under reconstruction. The Company is an equity REIT in the business of developing, redeveloping, acquiring and managing apartment communities in high barrier-to-entry markets of the United States. More information may be found on the Company’s website at http://www.avalonbay.com. For additional information, please contact John Christie, Senior Director of Investor Relations and Research, at 703-317-4747 or Thomas J. Sargeant, Chief Financial Officer, at 703-317-4635.

Forward-Looking Statements

This release, including its Attachments, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by the Company’s use of words such as “expects,” “plans,” “estimates,” “anticipates,” “projects,” “intends,” “believes,” “outlook” and similar expressions that do not relate to historical matters. Actual results may differ materially from those expressed or implied by the forward-looking statements as a result of risks and uncertainties, which include the following: we may abandon development or redevelopment opportunities for which we have already incurred costs; adverse capital and credit market conditions may affect our access to various sources of capital and/or cost of capital, which may affect our business activities, earnings and common stock price, among other things; changes in local employment conditions, demand for apartment homes, supply of competitive housing products, and other economic conditions may result in lower than expected occupancy and/or rental rates and adversely affect the profitability of our communities; delays in completing development, redevelopment and/or lease-up may result in increased financing and construction costs and may delay and/or reduce the profitability of a community; debt and/or equity financing for development, redevelopment or acquisitions of communities may not be available or may not be available on favorable terms; we may be unable to obtain, or experience delays in obtaining, necessary governmental permits and authorizations; and increases in costs of materials, labor or other expenses may result in communities that we develop or redevelop failing to achieve expected profitability. Additional discussions of risks and uncertainties appear in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements” and in subsequent quarterly reports on Form 10-Q.

The Company does not undertake a duty to update forward-looking statements, including its expected first quarter and full year 2012 operating results. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community. The format and extent of future outlooks may be different from the format and extent of the information contained in this release.

Definitions and Reconciliations

Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined and further explained on Attachment 17, “Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.” Attachment 17 is included in the full earnings release available at the Company’s website at http://www.avalonbay.com/earnings.

Copyright © 2012 AvalonBay Communities, Inc. All Rights Reserved

AvalonBay COMMUNITIES, INC.

FOURTH QUARTER 2011

Supplemental Operating and Financial Data

Avalon Burbank
Burbank, CA

Avalon Towers Bellevue
Bellevue, WA

Avalon at West Long Branch
West Long Branch, NJ

Avalon Norwalk
Norwalk, CT

AvalonBay offers a diverse, high quality portfolio of apartment homes in the nation's premier supply constrained markets. The Company is expanding its investment activity with increased development and acquisitions, growth platforms we expect will create value in an environment of improving apartment fundamentals.

Copyright © 2012 AvalonBay Communities, Inc. All Rights Reserved

FOURTH QUARTER 2011

Supplemental Operating and Financial Data

Table of Contents

Company Profile

Selected Operating and Other Information	Attachment 1

Detailed Operating Information	Attachment 2

Condensed Consolidated Balance Sheets	Attachment 3

Sequential Operating Information by Business Segment	Attachment 4

Market Profile

Quarterly Revenue and Occupancy Changes (Established Communities)	Attachment 5

Sequential Quarterly Revenue and Occupancy Changes (Established Communities)	Attachment 6

Full Year Revenue and Occupancy Changes (Established Communities)	Attachment 7

Operating Expenses (“Opex”) (Established Communities)	Attachment 8

Development, Redevelopment, Acquisition and Disposition Profile

Capitalized Community and Corporate Expenditures and Expensed Community Maintenance Costs	Attachment 9

Development Communities	Attachment 10

Redevelopment Communities	Attachment 11

Summary of Development and Redevelopment Community Activity	Attachment 12

Future Development	Attachment 13

Summary of Disposition Activity	Attachment 14

2012 Financial Outlook

2012 Financial Outlook	Attachment 15

Projected Sources and Uses of Cash	Attachment 16

Definitions and Reconciliations

Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms	Attachment 17

The following is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The projections and estimates contained in the following attachments are forward-looking statements that involve risks and uncertainties, and actual results may differ materially from those projected in such statements. Risks associated with the Company’s development, redevelopment, construction, and lease-up activities, which could impact the forward-looking statements made, are discussed in the paragraph titled “Forward-Looking Statements” in the release to which these attachments relate. In particular, development opportunities may be abandoned; Total Capital Cost of a community may exceed original estimates, possibly making the community uneconomical and/or affecting projected returns; construction and lease-up may not be completed on schedule, resulting in increased debt service and construction costs; and other risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the Company’s Quarterly Reports on Form 10-Q for subsequent quarters.

Attachment 1

AvalonBay Communities, Inc.

Selected Operating and Other Information

December 31, 2011

(Dollars in thousands except per share data)

(unaudited)

SELECTED OPERATING INFORMATION

	Q4 2011	Q4 2010	% Change	Full Year 2011	Full Year 2010	% Change
Net income attributable to common stockholders	$323,085	$27,030	1,095.3%	$441,622	$175,331	151.9%

Per common share - basic	$3.40	$0.32	962.5%	$4.89	$2.08	135.1%
Per common share - diluted	$3.38	$0.31	990.3%	$4.87	$2.07	135.3%

Funds from Operations	$113,411	$86,832	30.6%	$414,482	$338,353	22.5%
Per common share - diluted	$1.19	$1.01	17.8%	$4.57	$4.00	14.3%

Dividends declared - common	$84,944	$76,665	10.8%	$326,820	$302,518	8.0%
Per common share	$0.8925	$0.8925	0.0%	$3.5700	$3.5700	0.0%

Common shares outstanding	95,175,677	85,899,080	10.8%	95,175,677	85,899,080	10.8%
Outstanding operating partnership units	7,500	15,207	(50.7%)	7,500	15,207	(50.7%)

Total outstanding shares and units	95,183,177	85,914,287	10.8%	95,183,177	85,914,287	10.8%

Average shares and participating securities outstanding - basic	95,121,052	85,491,465	11.3%	90,255,781	84,098,891	7.3%

Weighted shares - basic	94,698,215	85,262,045	11.1%	89,922,465	83,859,936	7.2%
Average operating partnership units outstanding	7,634	15,238	(49.9%)	8,322	15,321	(45.7%)
Effect of dilutive securities	803,324	825,449	(2.7%)	846,675	757,612	11.8%

Average shares outstanding - diluted	95,509,173	86,102,732	10.9%	90,777,462	84,632,869	7.3%

DEBT COMPOSITION AND MATURITIES					CAPITALIZED COSTS

Debt Composition (1)	Amount	Average Interest Rate (2)	Remaining Maturities (1)			Cap Interest	Cap Overhead	Non-Rev Capex per Home

Conventional Debt			2012	$408,516	Q411	$ 10,901	$ 6,165	$ 211
Long-term, fixed rate	$ 2,902,065		2013	$335,740	Q311	$ 8,946	$ 5,893	$ 181
Long-term, variable rate	98,806		2014	$196,128	Q211	$ 7,673	$ 6,058	$ 128
Variable rate facilities (3)	--		2015	$421,050	Q111	$ 6,343	$ 5,868	$ 53

Subtotal, Conventional	3,000,871	5.6%	2016	$262,605	Q410	$ 6,128	$ 5,399	$ 175

Tax-Exempt Debt					COMMUNITY INFORMATION
Long-term, fixed rate	182,719							Apartment
Long-term, variable rate	449,535					Communities		Homes

Subtotal, Tax-Exempt	632,254	3.2%			Current Communities	181		53,294

					Development Communities	19		5,244
Total Debt	$ 3,633,125	5.2%			Development Rights	32		9,012

(1) Excludes debt associated with assets classified as held for sale.

(2) Includes costs of financing such as credit enhancement fees, trustees’ fees, etc.

(3) Represents the Company’s $750 million unsecured credit facility, under which no amounts were drawn at December 31, 2011.

Attachment 2

AvalonBay Communities, Inc.

Detailed Operating Information

December 31, 2011

(Dollars in thousands except per share data)

(unaudited)

	Q4 2011	Q4 2010	% Change	Full Year 2011	Full Year 2010	% Change
Revenue:
Rental and other income	$ 248,868	$ 224,531	10.8%	$ 959,055	$ 866,651	10.7%
Management, development and other fees	2,571	2,021	27.2%	9,656	7,354	31.3%

Total	251,439	226,552	11.0%	968,711	874,005	10.8%

Operating expenses:
Direct property operating expenses, excluding property taxes	54,948	53,822	2.1%	217,580	210,924	3.2%
Property taxes	23,519	23,122	1.7%	95,515	91,145	4.8%
Property management and other indirect operating expenses	10,660	10,001	6.6%	40,213	37,287	7.8%

Total operating expenses	89,127	86,945	2.5%	353,308	339,356	4.1%

Interest expense, net	(37,718)	(45,724)	(17.5%)	(168,179)	(170,349)	(1.3%)
Loss on extinguishment of debt	(1,940)	--	N/A	(1,940)	--	N/A
General and administrative expense	(7,847)	(6,870)	14.2%	(29,371)	(26,846)	9.4%
Joint venture income (1)	1,607	397	304.8%	5,120	762	571.9%
Investments and investment management expense	(1,266)	(712)	77.8%	(5,126)	(3,824)	34.0%
Expensed acquisition, development and other pursuit costs	(330)	(1,057)	(68.8%)	(2,967)	(2,741)	8.2%
Depreciation expense	(63,008)	(59,439)	6.0%	(246,666)	(227,878)	8.2%
Impairment loss	--	--	N/A	(14,052)	--	N/A
Gain on sale of land	--	--	N/A	13,716	--	N/A

Income from continuing operations	51,810	26,202	97.7%	165,938	103,773	59.9%

Discontinued operations:
Loss from discontinued operations (2)	(2,260)	(1,388)	62.8%	(5,658)	(3,768)	50.2%
Gain on sale of real estate	273,415	1,854	14,647.3%	281,090	74,074	279.5%

Total discontinued operations	271,155	466	58,087.8%	275,432	70,306	291.8%

Net income	322,965	26,668	1,111.1%	441,370	174,079	153.5%
Net loss attributable to redeemable noncontrolling interests	120	362	(66.9%)	252	1,252	(79.9%)

Net income attributable to common stockholders	$ 323,085	$ 27,030	1,095.3%	$ 441,622	$ 175,331	151.9%

Net income attributable to common stockholders per common share - basic	$ 3.40	$ 0.32	962.5%	$ 4.89	$ 2.08	135.1%

Net income attributable to common stockholders per common share - diluted	$ 3.38	$ 0.31	990.3%	$ 4.87	$ 2.07	135.3%

(1)	Joint venture income includes $1,319 and $3,063 for the quarter and year ended December 31, 2011, respectively from the sale of unconsolidated communities.
(2)	Reflects net income or loss for investments in real estate classified as discontinued operations as of December 31, 2011 and investments in real estate sold during the period from January 1, 2010 through December 31, 2011. The following table details loss from discontinued operations for the periods shown.

	Q4 2011	Q4 2010	Full Year 2011	Full Year 2010
Rental income	$ 4,083	$ 5,457	$ 20,666	$ 25,520
Operating and other expenses	(1,349)	(4,446)	(14,398)	(19,364)
Interest expense, net	(808)	(1,224)	(4,443)	(4,860)
Loss on extinguishment of debt	(3,880)	--	(3,880)	--
Depreciation expense	(306)	(1,175)	(3,603)	(5,064)

Loss from discontinued operations	$ (2,260)	$ (1,388)	$ (5,658)	$ (3,768)

Attachment 3

AvalonBay Communities, Inc.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(unaudited)

	December 31, 2011	December 31, 2010

Real estate	$8,364,979	$8,010,119
Less accumulated depreciation	(1,863,466)	(1,659,770)

Net operating real estate	6,501,513	6,350,349
Construction in progress, including land	597,599	309,704
Land held for development	325,918	191,763
Operating real estate assets held for sale, net	--	103,829

Total real estate, net	7,425,030	6,955,645

Cash and cash equivalents	616,890	304,407
Cash in escrow	73,439	173,338
Resident security deposits	23,597	22,047
Other assets	343,434	366,051

Total assets	$8,482,390	$7,821,488

Unsecured notes, net	$1,629,210	$1,820,141
Unsecured facilities	--	--
Notes payable	2,003,086	2,152,944
Resident security deposits	37,258	33,569
Liabilities related to assets held for sale	--	211,096
Other liabilities	403,881	273,885

Total liabilities	4,073,435	4,491,635

Redeemable noncontrolling interests	7,063	14,262

Stockholders’ equity	4,401,892	3,315,591

Total liabilities and stockholders’ equity	$8,482,390	$7,821,488

Attachment 4

AvalonBay Communities, Inc.

Sequential Operating Information by Business Segment (1)

December 31, 2011

(Dollars in thousands)

(unaudited)

	Total Homes	Quarter Ended December 31, 2011	Quarter Ended September 30, 2011	Quarter Ended June 30, 2011	Quarter Ended March 31, 2011	Quarter Ended December 31, 2010

RENTAL REVENUE
Established (2)	30,959	$ 176,787	$ 175,544	$ 171,186	$ 167,655	$ 166,458
Other Stabilized (2) (3)	6,511	35,327	34,788	33,651	31,542	30,091
Redevelopment (2)	4,899	25,436	24,909	24,201	23,506	23,332
Development (2)	6,823	10,573	8,829	7,014	5,191	3,861

Total Consolidated Communities	49,192	$ 248,123	$ 244,070	$ 236,052	$ 227,894	$ 223,742

OPERATING EXPENSE
Established		$ 55,100	$ 57,560	$ 54,278	$ 56,036	$ 56,133
Other Stabilized		11,634	12,447	12,190	11,552	10,807
Redevelopment		7,312	7,576	7,194	7,022	7,655
Development		4,421	3,801	2,163	2,809	2,351

Total Consolidated Communities		$ 78,467	$ 81,384	$ 75,825	$ 77,419	$ 76,946

NOI (2)
Established		$ 121,758	$ 118,065	$ 116,985	$ 111,756	$ 110,555
Other Stabilized		24,343	23,309	22,274	20,025	19,828
Redevelopment		18,136	17,343	17,021	16,499	15,697
Development		6,162	5,028	4,861	2,390	1,505

Total Consolidated Communities		$ 170,399	$ 163,745	$ 161,141	$ 150,670	$ 147,585

AVERAGE REVENUE PER OCCUPIED HOME
Established		$ 1,984	$ 1,975	$ 1,918	$ 1,880	$ 1,875
Other Stabilized		1,860	1,834	1,771	1,871	1,854
Redevelopment		1,818	1,795	1,736	1,692	1,674
Development (4)		2,103	1,981	1,885	1,902	1,909

ECONOMIC OCCUPANCY
Established		96.0%	95.7%	96.1%	96.0%	95.6%
Other Stabilized		96.0%	95.5%	95.8%	95.4%	92.3%
Redevelopment		95.2%	94.4%	94.9%	94.5%	94.9%
Development		59.9%	60.0%	63.5%	69.5%	51.4%

STABILIZED COMMUNITIES TURNOVER 2011 / 2010 (5)		46.0% / 45.4%	67.3% / 62.8%	55.8% / 56.6%	43.5% / 42.1%	45.4% / 46.3%	(6)

(1)	Excludes amounts related to communities that have been sold, or that are classified as held for sale.

(2) See Attachment #17 - Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(3) Results for these communities for quarters prior to January 1, 2011 may reflect community operations prior to stabilization, including periods of lease-up, such that occupancy levels are below what would be considered stabilized. In addition, period-over-period comparability for these communities is impacted by acquisition activity, results for which will not impact quarters prior to acquisition.

(4) Average revenue per occupied home for Development Communities includes only those assets with at least one full quarter of lease-up activity.

(5) Turnover represents the annualized number of units turned over during the quarter, divided by the total number of apartment homes for communities with stabilized occupancy for the respective reporting period. Annual turnover for 2011 and 2010 was 53.2% and 52.0%, respectively.

(6) Quarterly turnover for fourth quarter 2010 over fourth quarter 2009.

Attachment 5

AvalonBay Communities, Inc.

Quarterly Revenue and Occupancy Changes - Established Communities (1)

December 31, 2011

	Apartment Homes	Average Rental Rates (2)			Economic Occupancy			Rental Revenue ($000’s) (3)

		Q4 11	Q4 10	% Change	Q4 11	Q4 10	% Change	Q4 11	Q4 10	% Change
New England
Boston, MA	4,866	$ 2,054	$ 1,933	6.3%	96.2%	95.7%	0.5%	$ 28,832	$ 26,988	6.8%
Fairfield-New Haven, CT	2,449	2,078	1,983	4.8%	96.4%	95.7%	0.7%	14,717	13,945	5.5%

New England Average	7,315	2,062	1,948	5.9%	96.2%	95.7%	0.5%	43,549	40,933	6.4%

Metro NY/NJ
New York, NY	3,099	2,878	2,726	5.6%	96.0%	96.1%	(0.1%)	25,703	24,361	5.5%
New Jersey	2,462	1,984	1,910	3.9%	96.1%	95.9%	0.2%	14,085	13,531	4.1%
Long Island, NY	1,420	2,433	2,363	3.0%	95.6%	94.6%	1.0%	9,914	9,531	4.0%

Metro NY/NJ Average	6,981	2,472	2,365	4.5%	96.0%	95.7%	0.3%	49,702	47,423	4.8%

Mid-Atlantic/Midwest
Washington Metro	4,889	1,863	1,777	4.8%	95.9%	95.8%	0.1%	26,189	24,965	4.9%
Chicago, IL	409	1,567	1,488	5.3%	95.6%	95.9%	(0.3%)	1,839	1,751	5.0%

Mid-Atlantic/Midwest Average	5,298	1,840	1,754	4.9%	95.8%	95.8%	0.0%	28,028	26,716	4.9%

Pacific Northwest
Seattle, WA	2,533	1,333	1,246	7.0%	94.9%	93.9%	1.0%	9,610	8,900	8.0%

Pacific Northwest Average	2,533	1,333	1,246	7.0%	94.9%	93.9%	1.0%	9,610	8,900	8.0%

Northern California
San Jose, CA	2,790	2,040	1,843	10.7%	95.6%	96.1%	(0.5%)	16,334	14,824	10.2%
Oakland-East Bay, CA	1,569	1,529	1,417	7.9%	96.4%	95.6%	0.8%	6,931	6,377	8.7%
San Francisco, CA	470	2,597	2,351	10.5%	96.0%	94.7%	1.3%	3,515	3,143	11.8%

Northern California Average	4,829	1,928	1,754	9.9%	95.9%	95.8%	0.1%	26,780	24,344	10.0%

Southern California
Los Angeles, CA	1,911	1,725	1,637	5.4%	96.4%	95.6%	0.8%	9,531	8,977	6.2%
Orange County, CA	1,167	1,581	1,513	4.5%	96.1%	95.5%	0.6%	5,320	5,061	5.1%
San Diego, CA	925	1,609	1,561	3.1%	95.6%	94.7%	0.9%	4,267	4,104	4.0%

Southern California Average	4,003	1,656	1,582	4.7%	96.1%	95.4%	0.7%	19,118	18,142	5.4%

Average/Total Established	30,959	$ 1,984	$ 1,875	5.8%	96.0%	95.6%	0.4%	$ 176,787	$ 166,458	6.2%

(1) Established Communities are communities with stabilized occupancy and operating expenses as of January 1, 2010 such that a comparison of 2010 to 2011 is meaningful.

(2) Reflects the effect of concessions amortized over the average lease term.

(3) With concessions reflected on a cash basis, rental revenue from Established Communities increased 6.0% between years.

Attachment 6

AvalonBay Communities, Inc.

*Sequential Quarterly* Revenue and Occupancy Changes - Established Communities

December 31, 2011

	Apartment Homes	Average Rental Rates (1)			Economic Occupancy			Rental Revenue ($000’s)

		Q4 11	Q3 11	% Change	Q4 11	Q3 11	% Change	Q4 11	Q3 11	% Change
New England
Boston, MA	4,866	$ 2,054	$ 2,040	0.7%	96.2%	95.9%	0.3%	$ 28,832	$ 28,545	1.0%
Fairfield-New Haven, CT	2,449	2,078	2,086	(0.4%)	96.4%	96.1%	0.3%	14,717	14,728	(0.1%)

New England Average	7,315	2,062	2,055	0.3%	96.2%	95.9%	0.3%	43,549	43,273	0.6%

Metro NY/NJ
New York, NY	3,099	2,878	2,865	0.5%	96.0%	96.1%	(0.1%)	25,703	25,594	0.4%
New Jersey	2,462	1,984	1,983	0.1%	96.1%	96.2%	(0.1%)	14,085	14,087	0.0%
Long Island, NY	1,420	2,433	2,449	(0.7%)	95.6%	95.8%	(0.2%)	9,914	9,993	(0.8%)

Metro NY/NJ Average	6,981	2,472	2,469	0.1%	96.0%	96.1%	(0.1%)	49,702	49,674	0.1%

Mid-Atlantic/Midwest
Washington Metro	4,889	1,863	1,860	0.2%	95.9%	95.4%	0.5%	26,189	26,030	0.6%
Chicago, IL	409	1,567	1,580	(0.8%)	95.6%	95.8%	(0.2%)	1,839	1,857	(1.0%)

Mid-Atlantic/Midwest Average	5,298	1,840	1,839	0.1%	95.8%	95.4%	0.4%	28,028	27,887	0.5%

Pacific Northwest
Seattle, WA	2,533	1,333	1,334	(0.1%)	94.9%	94.3%	0.6%	9,610	9,553	0.6%

Pacific Northwest Average	2,533	1,333	1,334	(0.1%)	94.9%	94.3%	0.6%	9,610	9,553	0.6%

Northern California
San Jose, CA	2,790	2,040	2,004	1.8%	95.6%	94.9%	0.7%	16,334	15,921	2.6%
Oakland-East Bay, CA	1,569	1,529	1,499	2.0%	96.4%	95.8%	0.6%	6,931	6,764	2.5%
San Francisco, CA	470	2,597	2,520	3.1%	96.0%	96.8%	(0.8%)	3,515	3,441	2.2%

Northern California Average	4,829	1,928	1,890	2.0%	95.9%	95.4%	0.5%	26,780	26,126	2.5%

Southern California
Los Angeles, CA	1,911	1,725	1,715	0.6%	96.4%	96.2%	0.2%	9,531	9,456	0.8%
Orange County, CA	1,167	1,581	1,573	0.5%	96.1%	95.9%	0.2%	5,320	5,283	0.7%
San Diego, CA	925	1,609	1,614	(0.3%)	95.6%	95.8%	(0.2%)	4,267	4,292	(0.6%)

Southern California Average	4,003	1,656	1,651	0.3%	96.1%	96.0%	0.1%	19,118	19,031	0.5%

Average/Total Established	30,959	$ 1,984	$ 1,975	0.5%	96.0%	95.7%	0.3%	$ 176,787	$ 175,544	0.7%

(1) Reflects the effect of concessions amortized over the average lease term.

Attachment 7

AvalonBay Communities, Inc.

Full Year Revenue and Occupancy Changes - Established Communities (1)

December 31, 2011

	Apartment Homes	Average Rental Rates (2)			Economic Occupancy			Rental Revenue ($000’s) (3)
		Full Year 11	Full Year 10	% Change	Full Year 11	Full Year 10	% Change	Full Year 11	Full Year 10	% Change
New England
Boston, MA	4,866	$ 2,001	$ 1,890	5.9%	96.0%	96.1%	(0.1%)	$ 112,179	$ 106,072	5.8%
Fairfield-New Haven, CT	2,449	2,038	1,942	4.9%	96.4%	96.4%	0.0%	57,746	55,045	4.9%

New England Average	7,315	2,014	1,908	5.6%	96.1%	96.2%	(0.1%)	169,925	161,117	5.5%

Metro NY/NJ
New York, NY	3,099	2,813	2,689	4.6%	96.1%	96.2%	(0.1%)	100,533	96,204	4.5%
New Jersey	2,462	1,954	1,884	3.7%	96.2%	96.3%	(0.1%)	55,532	53,617	3.6%
Long Island, NY	1,420	2,406	2,305	4.4%	96.0%	95.7%	0.3%	39,362	37,601	4.7%

Metro NY/NJ Average	6,981	2,427	2,327	4.3%	96.1%	96.1%	0.0%	195,427	187,422	4.3%

Mid-Atlantic/Midwest
Washington Metro	4,889	1,835	1,746	5.1%	95.6%	96.1%	(0.5%)	102,857	98,290	4.6%
Chicago, IL	409	1,561	1,463	6.7%	95.3%	96.1%	(0.8%)	7,300	6,895	5.9%

Mid-Atlantic/Midwest Average	5,298	1,814	1,722	5.3%	95.5%	96.1%	(0.6%)	110,157	105,185	4.7%

Pacific Northwest
Seattle, WA	2,533	1,304	1,237	5.4%	94.9%	95.2%	(0.3%)	37,623	35,798	5.1%

Pacific Northwest Average	2,533	1,304	1,237	5.4%	94.9%	95.2%	(0.3%)	37,623	35,798	5.1%

Northern California
San Jose, CA	2,790	1,952	1,814	7.6%	96.0%	96.1%	(0.1%)	62,719	58,352	7.5%
Oakland-East Bay, CA	1,569	1,476	1,395	5.8%	96.2%	95.7%	0.5%	26,731	25,139	6.3%
San Francisco, CA	470	2,485	2,319	7.2%	96.3%	95.9%	0.4%	13,491	12,539	7.6%

Northern California Average	4,829	1,849	1,728	7.0%	96.1%	95.9%	0.2%	102,941	96,030	7.2%

Southern California
Los Angeles, CA	1,911	1,695	1,633	3.8%	96.2%	95.7%	0.5%	37,391	35,855	4.3%
Orange County, CA	1,167	1,550	1,511	2.6%	96.2%	95.1%	1.1%	20,890	20,147	3.7%
San Diego, CA	925	1,582	1,548	2.2%	95.8%	94.7%	1.1%	16,816	16,281	3.3%

Southern California Average	4,003	1,626	1,577	3.1%	96.1%	95.3%	0.8%	75,097	72,283	3.9%

Average/Total Established	30,959	$ 1,939	$ 1,845	5.1%	96.0%	96.0%	0.0%	$ 691,170	$ 657,835	5.1%

(1) Established Communities are communities with stabilized operating expenses as of January 1, 2010 such that a comparison of 2010 to 2011 is meaningful.

(2) Reflects the effect of concessions amortized over the average lease term.

(3) With concessions reflected on a cash basis, rental revenue from Established Communities increased 4.8% between years.

Attachment 8

AvalonBay Communities, Inc.

Operating Expenses (“Opex”) - Established Communities (1)

December 31, 2011

(Dollars in thousands)

(unaudited)

	Q4 2011	Q4 2010	% Change	Q4 2011 % of Total Opex	Full Year 2011	Full Year 2010	% Change	Full Year 2011 % of Total Opex

Property taxes (2)	$ 16,695	$ 17,165	(2.7%)	30.3%	$ 68,739	$ 69,370	(0.9%)	30.8%
Payroll (3)	12,417	13,092	(5.2%)	22.5%	50,682	50,198	1.0%	22.7%
Repairs & maintenance (4)	10,125	9,408	7.6%	18.4%	40,100	39,672	1.1%	18.0%
Office operations (5)	5,571	5,535	0.7%	10.1%	21,131	22,654	(6.7%)	9.5%
Utilities (6)	5,836	6,199	(5.9%)	10.6%	24,957	26,324	(5.2%)	11.2%
Marketing (7)	1,744	2,026	(13.9%)	3.2%	6,649	7,416	(10.3%)	3.0%
Insurance (8)	1,476	1,502	(1.7%)	2.7%	5,802	5,389	7.7%	2.6%
Land lease expense (9)	1,236	1,206	2.5%	2.2%	4,915	5,097	(3.6%)	2.2%
Total Established Communities

Operating Expenses (10)	$ 55,100	$ 56,133	(1.8%)	100.0%	$ 222,975	$ 226,120	(1.4%)	100.0%

(1) See Attachment #17 - Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(2) Property taxes decreased for the quarter and year ended December 31, 2011 from the prior year periods due to refunds from successful settlements and appeals received in 2011 offset partially by increased assessments.

(3) The decrease in payroll costs for the quarter ended December 31, 2011 from the prior year is due to the change in classification of certain temporary help costs from payroll to office operations for 2011 offset partially by higher benefits.

(4) Repairs & maintenance includes costs associated with preparing an apartment home for new residents including carpet replacement, as well as redecorating, landscaping, snow removal and regular maintenance costs. The increase for the quarter and year ended are due to increased common area repairs/cleaning expenses, contract labor and carpet replacement. Increased landscaping also contributed to the increase for the quarter ended December 31, 2011 over the prior year period. The increases for 2011 were offset partially by a decrease in snow removal costs from 2010.

(5) Office operations includes administrative costs, bad debt expense and association and license fees. The increase for the quarter ended December 31, 2011 over the prior year period is due primarily to the classification of costs for temporary help costs discussed in note (3), offset somewhat by a decrease in bad debt expense. The decrease for the year ended December 31, 2011 from the prior year is due to a decrease in bad debt expense, offset somewhat by the classification change for temporary help costs in 2011.

(6) Utilities represents aggregate utility costs, net of resident reimbursements. The decreases for the quarter and year ended December 31, 2011 from the prior year periods are due primarily to lower electric expense and increased receipts from water submetering.

(7) Marketing costs represent amounts incurred for electronic and print advertising, as well as prospect management and incentive costs. The decreases for the quarter and year ended December 31, 2011 are driven by a decrease in print advertising and more favorable terms for internet advertising.

(8) Insurance costs consist of premiums, expected claims activity and associated reductions from receipt of claims proceeds. The increase for full year 2011 over 2010 is due primarily to a decrease in deposits for insurance settlements received in 2011 as compared to 2010. Insurance costs can exhibit volatility due to the amounts and timing of estimated and actual claim activity and the related proceeds received.

(9) Land lease expense represents GAAP-based rental expense, which is higher than actual cash payments made. Expensed land lease payments were $774 and $915 higher than cash payments for the quarter and year ended December 31, 2011, respectively. The Company did not include Avalon at Rock Spring in the established communities due to its disposition in 2011.

(10) Operating expenses for Established Communities excludes indirect costs for off-site corporate level property management related expenses, and other support related expenses.

Attachment 9

AvalonBay Communities, Inc.

Capitalized Community and Corporate Expenditures and Expensed Community Maintenance Costs

For the Year Ended December 31, 2011

(Dollars in thousands except per home data)

					Categorization of 2011 Add’l Capitalized Value (4)								2011 Maintenance Expensed Per Home (6)
Current Communities (1)	Apartment Homes(2)	Balance at 12-31-11(3)	Balance at 12-31-10(3)	2011 Add’l Capitalized Value	Acquisitions, Construction, Redevelopment & Dispositions		Revenue Generating(5)	Non-Rev Generating		Total	Non-Rev Generating Capex Per Home		Carpet Replacement		Other Maintenance		Total
Total Stabilized Communities	37,470	$ 5,871,067	$ 5,802,395	$ 68,672	$ 46,282	(7)	$ 915	$ 21,475		$ 68,672	$ 573		$ 145		$ 2,083		$ 2,228
Development Communities (8)	6,823	1,045,111	567,817	477,294	477,294		--	--		477,294	--		3		296		299
Dispositions	--	--	139,755	(139,755)	(139,755)		--	--		(139,755)	--		25		246		271
Redevelopment Communities (8)	4,899	620,067	556,364	63,703	63,703		--	--		63,703	--		66		1,462		1,528
Corporate	--	69,033	65,784	3,249	--		--	3,249	(9)	3,249	--		--		--		--

Total	49,192	$ 7,605,278	$ 7,132,115	$ 473,163	$ 447,524		$ 915	$ 24,724		$ 473,163	$ 437	(10)	$ 117	(11)	$ 1,773	(11)	$ 1,890	(11)

(1)	For the purpose of this table, Current Communities excludes communities held by unconsolidated real estate joint ventures.
(2)	Apartment homes as of December 31, 2011 does not include unconsolidated communities.
(3)	Total gross fixed assets excluding land.
(4)	Policy is to capitalize if the item exceeds $15 and extends the useful life of the asset. Personal property is capitalized if the item is a new addition and it exceeds $2.5.
(5)	Represents revenue generating or expense saving expenditures, such as improvements to retail space, water saving devices and submetering equipment.
(6)	Other maintenance includes maintenance, landscaping, redecorating and appliance replacement costs.
(7)	Represents commitment close-outs and construction true-ups on recently constructed communities.
(8)	Represents communities that were under construction/reconstruction during 2011, including communities where construction/reconstruction has been completed.
(9)	Includes capital expenditures associated with computers, capitalized software, and other corporate related items, including leasehold improvements related to corporate offices.
(10)	Total non-revenue generating capitalized costs per home excludes corporate capitalized costs.
(11)	Total 2011 maintenance expensed per home excludes maintenance costs related to dispositions.

Attachment 10

AvalonBay Communities, Inc.

Development Communities as of December 31, 2011

			Schedule
										% Occ
	# of Apt Homes	Total Capital Cost (1) (millions)	Start	Initial Occupancy	Complete	Stabilized Ops (1)	Avg Rent Per Home (1)	% Comp (2)	% Leased (3)	Physical (4)	Economic (1) (5)
							Inclusive of Concessions See Attachment #17
Under Construction:
1. Avalon Rockville Centre	349	$ 109.7	Q1 2010	Q2 2011	Q3 2012	Q1 2013	$ 2,700	60.2%	72.8%	59.9%	51.4%
Rockville Centre, NY
2. AVA Queen Anne	203	54.7	Q3 2010	Q4 2011	Q2 2012	Q4 2012	2,075	34.0%	24.1%	19.2%	8.5%
Seattle, WA
3. Avalon Green II	444	107.8	Q3 2010	Q3 2011	Q4 2012	Q2 2013	2,555	28.4%	27.0%	21.6%	11.7%
Greenburgh, NY
4. Avalon Cohasset	220	54.8	Q4 2010	Q3 2011	Q2 2012	Q4 2012	1,930	59.1%	45.0%	34.5%	21.2%
Cohasset, MA
5. Avalon at Wesmont Station I	266	62.5	Q4 2010	Q1 2012	Q4 2012	Q2 2013	1,955	N/A	N/A	N/A	N/A
Wood-Ridge, NJ
6. Avalon Ocean Avenue	173	61.1	Q4 2010	Q2 2012	Q4 2012	Q2 2013	2,485	N/A	N/A	N/A	N/A
San Francisco, CA
7. Avalon North Bergen	164	44.0	Q4 2010	Q2 2012	Q3 2012	Q1 2013	1,975	N/A	N/A	N/A	N/A
North Bergen, NJ
8. Avalon Park Crest	354	77.6	Q4 2010	Q3 2012	Q2 2013	Q4 2013	1,910	N/A	N/A	N/A	N/A
Tysons Corner, VA
9. Avalon Garden City	204	68.0	Q2 2011	Q1 2012	Q4 2012	Q2 2013	3,085	N/A	N/A	N/A	N/A
Garden City, NY
10. Avalon Andover	115	26.8	Q2 2011	Q2 2012	Q3 2012	Q1 2013	1,850	N/A	N/A	N/A	N/A
Andover, MA
11. Avalon Exeter	187	114.0	Q2 2011	Q3 2013	Q1 2014	Q3 2014	4,335	N/A	N/A	N/A	N/A
Boston, MA
12. Avalon Irvine II	179	46.2	Q3 2011	Q1 2013	Q2 2013	Q4 2013	1,840	N/A	N/A	N/A	N/A
Irvine, CA
13. AVA Ballard	265	68.8	Q3 2011	Q2 2013	Q3 2013	Q1 2014	1,715	N/A	N/A	N/A	N/A
Seattle, WA
14. Avalon Shelton III	251	47.9	Q3 2011	Q1 2013	Q3 2013	Q1 2014	1,745	N/A	N/A	N/A	N/A
Shelton, CT
15. Avalon Hackensack	226	47.2	Q3 2011	Q2 2013	Q4 2013	Q2 2014	2,555	N/A	N/A	N/A	N/A
Hackensack, NJ
16. AVA H Street	138	35.1	Q4 2011	Q4 2012	Q2 2013	Q4 2013	2,065	N/A	N/A	N/A	N/A
Washington, D.C.
17. Avalon West Chelsea/AVA High Line	715	276.1	Q4 2011	Q4 2013	Q1 2015	Q3 2015	3,300	N/A	N/A	N/A	N/A
New York, NY
18. Avalon Natick	407	82.9	Q4 2011	Q2 2013	Q2 2014	Q4 2014	1,805	N/A	N/A	N/A	N/A
Natick, MA
19. Avalon Somerset	384	79.5	Q4 2011	Q3 2012	Q4 2013	Q2 2014	1,965	N/A	N/A	N/A	N/A
Somerset, NJ

Subtotal/Weighted Average	5,244	$ 1,464.7					$ 2,375

Weighted Average Projected NOI as a % of Total Capital Cost (1) (6)		6.8%	Inclusive of Concessions - See Attachment #17

			% Economic Occ (1) (5)
Non-Stabilized Development Communities
Completed in Prior Quarters (7)
Avalon at the Pinehills II	91	$ 17.6
Avalon Springs II	100	31.0
Avalon Brandemoor II	82	14.1

	273	$ 62.7	80.3%

Q4 2011 Net Operating Income/(Deficit) for communities under construction and non-stabilized development communities was $1.8 million. See Attachment #17.

Asset Cost Basis (millions):		Source
Asset Under Construction and Non-Stabilized Completions
Capital Cost, Under Construction	$ 1,464.7	Att. 10
Less: Remaining to Invest, Under Construction	(804.2)	Att. 12

Subtotal, Assets Under Construction and Current Completions	660.5
Capital Cost, Prior Quarters Non-Stabilized Development Completions	62.7	Att. 10

Total Asset Cost Basis, Under Construction and Non-Stabilized Development	$ 723.2

(1)	See Attachment #17 - Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(2)	Includes apartment homes for which construction has been completed and accepted by management as of January 20, 2012.

(3)	Includes apartment homes for which leases have been executed or non-refundable deposits have been paid as of January 20, 2012.

(4)	Physical occupancy based on apartment homes occupied as of January 20, 2012.

(5)	Represents Economic Occupancy for the fourth quarter of 2011.

(6)	The Weighted Average calculation is based on the Company’s pro rata share of the Total Capital Cost for each community.

(7)	Represents Development Communities completed in prior quarters that had not achieved Stabilized Operations for the entire current quarter. Estimates are based on the Company’s pro rata share of the Total Capital Cost for each community.

This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the fourth quarter of 2011.

Attachment 11

AvalonBay Communities, Inc.

Redevelopment Communities at December 31, 2011

		Cost (millions)		Schedule
	# of Apt Homes	Pre- Redevelopment Capital Cost	Total Capital Cost (1)(2)	Acquisition / Completion	Start	Complete	Restabilized Ops (2)	Avg Rent Per Home (2)	Homes Completed @ 12/31/2011

							Inclusive of
							Concessions
							See Attachment #17
Under Redevelopment:

1. Eaves San Rafael	254	$ 33.1	$ 46.8	Q3 1996	Q4 2010	Q2 2012	Q4 2012	$ 1,735	226

San Rafael, CA

2. Avalon Cove	504	93.7	113.6	Q1 1997	Q4 2010	Q2 2012	Q4 2012	3,120	453

Jersey City, NJ

3. Avalon Sunset Towers	243	28.9	42.0	Q2 1996	Q4 2010	Q3 2013	Q1 2014	2,515	81

San Francisco, CA

4. Eaves Foster City	288	44.2	51.4	Q1 1994	Q3 2011	Q4 2012	Q2 2013	1,925	50

Foster City, CA

5. AVA Ballston	344	39.2	53.1	Q4 1993	Q3 2011	Q1 2013	Q3 2013	2,225	28

Arlington, VA

6. Eaves Santa Margarita (3)	301	25.0	32.3	Q2 1997	Q3 2011	Q1 2013	Q3 2013	1,510	25

Rancho Santa Margarita, CA

7. Avalon Wilton (3)	102	17.3	22.9	Q2 1997	Q4 2011	Q3 2012	Q1 2013	3,045	-

Wilton, CT

8. Avalon at Lexington (3)	198	17.1	25.0	Q3 1994	Q4 2011	Q3 2012	Q1 2013	2,025	-

Lexington, MA

9. AVA Newport (3)	145	10.4	16.0	Q3 1996	Q4 2011	Q4 2012	Q2 2013	1,785	-

Costa Mesa, CA

10. Avalon at Center Place (3)	225	30.6	37.3	Q2 1997	Q4 2011	Q4 2012	Q2 2013	2,460	-

Providence, RI

11. AVA Cortez Hill (3)	294	34.7	45.2	Q1 1998	Q4 2011	Q4 2012	Q2 2013	1,675	-

San Diego, CA

12. Eaves San Jose (4)	440	71.0	86.3	Q3 1996	Q4 2011	Q2 2013	Q4 2013	1,755	-

San Jose, CA

Subtotal/ Weighted Average	3,338	$ 445.2	$ 571.9					$ 2,150	863

Completed this Quarter:

1. Eaves South Coast	258	$ 26.0	$ 33.7	Q3 1996	Q4 2010	Q4 2011	Q2 2012	$ 1,505	258

Costa Mesa, CA

2. AVA Nob Hill	185	28.3	33.9	Q4 1995	Q2 2011	Q4 2011	Q1 2012	2,210	185

San Francisco, CA

Subtotal/ Weighted Average	443	$ 54.3	$ 67.6					$ 1,800	443

Total/ Weighted Average	3,781	$ 499.5	$ 639.5					$ 2,110	1,306

(1) Inclusive of acquisition cost.

(2) See Attachment #17- Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(3) The scope of work completed during the fourth quarter did not impact the occupancy or rental income therefore these communities are included in the Established Community portfolio.

(4) The scope of work includes 360 apartment homes at the first phase of this community and 80 apartment homes at the second phase.

This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the fourth quarter of 2011.

Attachment 12

AvalonBay Communities, Inc.

Summary of Development and Redevelopment Community Activity (1) as of December 31, 2011

(Dollars in Thousands)

DEVELOPMENT (2)

	Apt Homes Completed & Occupied	Total Capital Cost Invested During Period (3)	Cost of Homes Completed & Occupied (4)	Remaining to Invest (5)	Construction in Progress at Period End (6)

Total - 2010 Actual	1,730	$404,910	$578,159	$466,991	$296,292

Total - 2011 Actual	1,086	$525,391	$298,259	$804,231	$578,809

2012 Projected:
Quarter 1	275	135,628	71,238	$668,603	$613,183
Quarter 2	697	120,695	191,497	547,907	553,350
Quarter 3	668	103,773	176,543	444,135	464,465
Quarter 4	403	98,145	95,749	345,990	452,650

Total - 2012 Projected	2,043	$458,241	$535,027

REDEVELOPMENT

		Total Capital Cost Invested During Period (3)		Remaining to Invest (5)	Reconstruction in Progress at Period End (6)

Total - 2010 Actual		$47,688		$73,518	$13,412

Total - 2011 Actual		$62,986		$87,646	$18,790

2012 Projected:
Quarter 1		$27,947		$59,699	$34,326
Quarter 2		29,173		30,526	24,449
Quarter 3		17,701		12,825	14,861
Quarter 4		8,064		4,761	6,375

Total - 2012 Projected		$82,885

(1)	Data is presented for all communities currently under development or redevelopment.

(2)	Projected periods include data for consolidated joint ventures at 100%. The offset for joint venture partners’ participation is reflected as redeemable noncontrolling interest.

(3)	Represents Total Capital Cost incurred or expected to be incurred during the quarter, year or in total. See Attachment #17 - Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(4)	Represents projected Total Capital Cost of apartment homes completed and occupied during the quarter. Calculated by dividing Total Capital Cost for each Development Community by number of homes for the community, multiplied by the number of homes completed and occupied during the quarter.

(5)	Represents projected Total Capital Cost remaining to invest on communities currently under construction or reconstruction.

(6)	2011 Actual reflects construction in progress for communities under development and redevelopment and includes $22.9 million at December 31, 2011 of capital expenditures related to Established Communities.

This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the fourth quarter of 2011.

Attachment 13

AvalonBay Communities, Inc.

Future Development as of December 31, 2011

DEVELOPMENT RIGHTS (1)

Market	# of Rights	Estimated Number of Homes	Total Capital Cost (1) (2) (millions)

Boston, MA	3	1,032	$ 303

Fairfield-New Haven, CT	3	530	107

New York, NY (3)	3	1,443	595

New Jersey	8	1,938	416

Long Island, NY	1	303	76

Washington, DC Metro	3	1,108	272

Seattle, WA	3	765	163

San Jose, CA	1	250	76

Oakland-East Bay, CA	2	505	149

San Francisco, CA	2	455	202

Los Angeles, CA	2	479	167

San Diego, CA	1	204	55

Total	32	9,012	$2,581

(1)	See Attachment #17 - Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(2)	The Company currently owns $255 million of land related to 14 of 32 development rights, and is currently under a ground lease obligation for one development right in Somerville, MA.

(3)	Includes development rights in Westchester County and Rockland County, NY.

This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the fourth quarter of 2011.

Attachment 14

AvalonBay Communities, Inc.

Summary of Disposition Activity (1) as of December 31, 2011

(Dollars in thousands)

Number of Communities Sold (2)	Gross Sales Price	GAAP Gain	Accumulated Depreciation and Other	Economic Gain (4)	Weighted Average Initial Year Mkt. Cap Rate (3) (4)	Weighted Average Unleveraged IRR (3) (4)
1998:
9 Communities	$170,312	$25,270	$23,438	$1,832	8.1%	16.2%

1999:
16 Communities	$317,712	$47,093	$27,150	$19,943	8.3%	12.1%

2000:
8 Communities	$160,085	$40,779	$6,262	$34,517	7.9%	15.3%

2001:
7 Communities	$241,130	$62,852	$21,623	$41,229	8.0%	14.3%

2002:
1 Community	$80,100	$48,893	$7,462	$41,431	5.4%	20.1%

2003:
12 Communities, 1 Land Parcel (5)	$460,600	$184,438	$52,613	$131,825	6.3%	14.6%

2004:
5 Communities, 1 Land Parcel	$250,977	$122,425	$19,320	$103,105	4.8%	16.8%

2005:
7 Communities, 1 Office Building, 3 Land Parcels (6)	$382,720	$199,767	$14,929	$184,838	3.8%	18.0%

2006:
4 Communities, 3 Land Parcels (7)	$281,485	$117,539	$21,699	$95,840	4.4%	16.6%

2007:
5 Communities, 1 Land Parcel (8)	$273,896	$163,352	$17,588	$145,764	4.6%	16.6%

2008:
11 Communities (9)	$646,200	$288,384	$56,469	$231,915	5.1%	14.1%

2009:
5 Communities, 2 Land Parcels (10)	$193,186	$68,717	$16,692	$52,025	6.5%	13.0%

2010:
3 Communities, 1 Office Building (10)	$198,600	$74,074	$51,977	$22,097	6.6%	9.8%

2011:
5 Communities, 3 Land Parcels (11)	$360,715	$290,194	$157,772	$132,422	5.1%	16.0%

1998 - 2011 Total	$4,017,718	$1,733,777	$494,994	$1,238,783	5.9%	14.9%

(1)	Activity excludes dispositions to joint venture entities in which the Company retains an economic interest.
(2)	For dispositions from January 1, 1998 through September 30, 2011 the Weighted Average Holding Period is 8.0 years.
(3)	For purposes of this attachment, land sales, the disposition of an office building and the disposition of any real estate held in a joint venture for any or all of the Company’s investment period, are not included in the calculation of Weighted Average Holding Period, Weighted Average Initial Year Market Cap Rate, or Weighted Average Unleveraged IRR.
(4)	See Attachment #14 - Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.
(5)	2003 GAAP gain, for purposes of this attachment, includes $23,448 related to the sale of a community in which the Company held a 50% membership interest.
(6)	2005 GAAP gain includes the recovery of an impairment loss of $3,000 recorded in 2002 related to one of the land parcels sold in 2005. This loss was recorded to reflect the land at fair value based on its entitlement status at the time it was determined to be planned for disposition.
(7)	2006 GAAP gain, for purposes of this attachment, includes $6,609 related to the sale of a community in which the Company held a 25% equity interest.
(8)	2007 GAAP gain, for purposes of this attachment, includes $56,320 related to the sale of a partnership interest in which the Company held a 50% equity interest.
(9)	2008 GAAP gain, for purposes of this attachment, includes $3,483 related to the sale of a community held by Fund I in which the Company holds a 15.2% equity interest.
(10)	2009 and 2010 GAAP and Economic Gain include the recognition of approximately $2,770 and $2,675, respectively, in deferred gains for prior year dispositions, recognition of which occurred in conjunction with settlement of associated legal matters.
(11)	2011 results exclude the Company’s proportionate gain of $7,675 associated with an asset exchange. 2011 GAAP gain, for purposes of this attachment, includes $3,063 related to the sale of two communities held by Fund I in which the Company holds a 15.2% equity interest. 2011 Accumulated Depreciation and Other consists of $20,210 in impairment charges on two of the land parcels.

Attachment 15

2012 Financial Outlook

As of January 31, 2012

(dollars in millions, except per share data)

Job Growth Data & Assumptions		United States	AvalonBay Markets

2011 Actual job growth		1.2%	0.7%

2012 Expected job growth	(1)	1.5%	1.2%
			Annual 2012

LIBOR Assumption			.30% to .70%

Projected Earnings per Share			$4.90 to $5.20

Less - Net gain on asset sales, per share			$2.27 to $2.57

Plus - Real estate depreciation, per share			$2.62 to $2.92

Projected FFO per share range	(2)		$5.25 to $5.55

Projected FFO per share change at the mid-point of outlook ranges

Projected FFO per share change			18.2%

Projected FFO per share change adjusted for non-routine items in 2011 and 2012			16.4%

Established Communities	(2)

Rental revenue change			5.0% to 6.5%
Operating expense change			2.5% to 3.5%
Net Operating Income change			6.0% to 8.0%

Development Activity

			Total
Cash disbursed for Development Communities and land for future development	(2)		$750 to $850
Development Community completions	(2)		$600
Number of apartment homes delivered and occupied in 2012			2,000 to 2,100

Redevelopment Activity

Redevelopment volume			$100 to $150

Acquisition / Disposition Activity

Disposition volume, AVB wholly owned			$350 to $450
Acquisition volume, AVB wholly owned			$450 to $550
Disposition volume, Fund I (AVB ownership approximately 15%)			$150 to $250
Acquisition volume, Fund II (AVB ownership approximately 31%)			$63

Financing Activity - Sources (Uses)

New capital markets activity			$700 to $900
Secured and unsecured debt redemptions and amortization	(3)		($445)
Weighted average effective interest rate on maturing debt			5.68%

Capitalized Interest			$40 to $50

Change in Expensed Overhead (Corporate G&A, Property and Investment Management)			5% to 7%

(1)	Moody’s Economy.com annual non-farm job growth forecast as of December 2011.
(2)	This term is a non-GAAP measure or other term that is described more fully on Attachment 17.
(3)	Amount includes repayment of $179,400 in unsecured notes pursuant to their scheduled maturity in January 2012.

This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating Financial Data for the fourth quarter of 2011.

Attachment 16

Projected Sources and Uses of Cash

(dollars in millions)

Full Year 2012 (1)
Sources of Funds:

Unrestricted Cash	$600
Cash from Operations, net	475
New Capital Markets Activity	800
Dispositions (net of debt)	375

Total Sources of Funds	$2,250

Uses of Funds:

Development Activity, Including Investments in Land for Future Development	$800
Acquisitions	500
Redevelopment and Other Investment Activity	125
Dividends	375
Secured and Unsecured Debt Redemptions and Amortization	450

Total Uses of Funds	$2,250

(1)	Amounts generally represent midpoints of management’s expected ranges for 2012.

This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the fourth quarter of 2011.

Attachment 17

AvalonBay Communities, Inc

Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms

This release, including its attachments, contains certain non-GAAP financial measures and other terms. The definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered an alternative to net income as an indication of our performance. In addition, these non-GAAP financial measures do not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered as an alternative measure of liquidity or as indicative of cash available to fund cash needs.

FFO is determined based on a definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is calculated by the Company as Net income or loss attributable to common stockholders computed in accordance with GAAP, adjusted for gains or losses on sales of previously depreciated operating communities, extraordinary gains or losses (as defined by GAAP), cumulative effect of a change in accounting principle, impairment write-downs of depreciable real estate assets, write-downs of investments in affiliates which are driven by a decrease in the value of depreciable real estate assets held by the affiliate and depreciation of real estate assets, including adjustments for unconsolidated partnerships and joint ventures. Management generally considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses related to dispositions of previously depreciated operating communities and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. A reconciliation of FFO to Net income attributable to common stockholders is as follows (dollars in thousands):

	Q4 2011	Q4 2010	Full Year 2011	Full Year 2010

Net income attributable to common stockholders	$323,085	$27,030	$441,622	$175,331
Depreciation - real estate assets, including discontinued operations and joint venture adjustments	65,053	61,642	256,986	237,041
Distributions to noncontrolling interests, including discontinued operations	7	14	27	55
Gain on sale of unconsolidated entities holding previously depreciated real estate assets	(1,319)	--	(3,063)	--
Gain on sale of previously depreciated real estate assets (1)	(273,415)	(1,854)	(281,090)	(74,074)

FFO attributable to common stockholders	$113,411	$86,832	$414,482	$338,353

Average shares outstanding - diluted	95,509,173	86,102,732	90,777,462	84,632,869

Earnings per share - diluted	$3.38	$0.31	$4.87	$2.07

FFO per common share - diluted	$1.19	$1.01	$4.57	$4.00

(1)	Amounts for fourth quarter and full year 2011 include $136,242 from the sale of Avalon at Rock Spring.

Attachment 17

The Company’s results for the quarter and year ended December 31, 2011 and the comparable prior year periods include the non-routine items outlined in the following table:

Non-Routine Items

Decrease (Increase) in Net Income and FFO

(dollars in thousands)

	Full Year 2010	Full Year 2011	Q4 2010	Q4 2011
Land impairments	$-	$14,052	$-	$-
Gain on sale of land	-	(13,716)	-	-
Interest income on escrow	-	(2,478)	-	-
Severance and related costs	(1,550)	100	-	500
Legal settlement proceeds, net	(927)	-	-	-
Severe weather costs	672	-	-	-
Excise tax	(205)	-	(235)	-
Acquisition costs	-	1,010	-	-
Investment Management Fund transaction costs, net (1)	811	1,493	175	1,088
Loss on extinguishment of debt (2)	-	5,820	-	5,820

Total non-routine items	$(1,199)	$6,281	$(60)	$7,408

Weighted Average Dilutive

Shares Outstanding	84,632,869	90,777,462	86,102,732	95,509,173

(1) Represents the Company’s proportionate share of Fund II transaction costs.

(2) The Company’s October 2011 Outlook included $1,092 of this amount for the prepayment penalty of a secured note.

Projected FFO, as provided within this release in the Company’s outlook, is calculated on a basis consistent with historical FFO, and is therefore considered to be an appropriate supplemental measure to projected Net Income from projected operating performance. A reconciliation of the range provided for Projected FFO per share (diluted) for the first quarter and full year 2012 to the range provided for projected EPS (diluted) is as follows:

	Low Range	High Range

Projected EPS (diluted) - Q1 2012	$ 0.53	$ 0.57
Projected depreciation (real estate related)	0.68	0.68
Projected Other Income	(0.01)	(0.01)

Projected FFO per share (diluted) - Q1 2012	$ 1.20	$ 1.24

Projected EPS (diluted) - Full Year 2012	$ 4.90	$ 5.20
Projected depreciation (real estate related)	2.62	2.92
Projected gain on sale of operating communities	(2.27)	(2.57)

Projected FFO per share (diluted) - Full Year 2012	$ 5.25	$ 5.55

NOI is defined by the Company as total property revenue less direct property operating expenses (including property taxes), and excludes corporate-level income (including management, development and other fees), corporate-level property management and other indirect operating expenses, investments and investment management expenses, expensed development and other pursuit costs, net interest expense, gain (loss) on extinguishment of debt, general and administrative expense, joint venture income (loss), depreciation expense, impairment loss on land holdings, gain on sale of real estate assets and income from discontinued operations. The Company considers NOI to be an appropriate supplemental measure to Net Income of operating performance of a community or communities because

Attachment 17

it helps both investors and management to understand the core operations of a community or communities prior to the allocation of corporate-level property management overhead or general and administrative costs. This is more reflective of the operating performance of a community, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.

A reconciliation of NOI (from continuing operations) to Net Income, as well as a breakdown of NOI by operating segment, is as follows (dollars in thousands):

	Q4	Q4	Q3	Q2	Q1	Full Year	Full Year
	2011	2010	2011	2011	2011	2011	2010

Net income	$ 322,965	$ 26,668	$ 44,677	$ 43,192	$ 30,537	$ 441,370	$ 174,079
Indirect operating expenses, net of corporate income	8,087	7,978	7,734	7,701	7,027	30,550	30,246
Investments and investment management expense	1,266	712	1,328	1,341	1,191	5,126	3,824
Expensed development and other pursuit costs	330	1,057	633	1,353	651	2,967	2,741
Interest expense, net	37,718	45,724	42,742	44,643	43,072	168,179	170,349
(Gain) loss on extinguishment of debt, net	1,940	--	--	--	--	1,940	--
General and administrative expense	7,847	6,870	6,087	8,145	7,292	29,371	26,846
Joint venture loss (income)	(1,607)	(397)	(2,615)	(395)	(503)	(5,120)	(762)
Depreciation expense	63,008	59,439	61,791	61,740	60,126	246,666	227,878
Gain on sale of real estate assets	(273,415)	(1,854)	(13,716)	(7,675)	--	(294,806)	(74,074)
Impairment loss	--	--	14,052	--	--	14,052	--
(Income) loss from discontinued operations	2,260	1,388	1,032	1,096	1,277	5,658	3,768

NOI from continuing operations	$ 170,399	$ 147,585	$ 163,745	$ 161,141	$ 150,670	$ 645,953	$ 564,895

Established:
New England	$ 29,000	$ 25,839	$ 27,560	$ 27,006	$ 25,482	$ 109,048	$ 99,539
Metro NY/NJ	33,186	31,745	33,707	33,153	31,559	131,605	123,473
Mid-Atlantic/Midwest	20,783	19,474	19,580	19,902	19,234	79,498	74,355
Pacific NW	6,450	5,796	6,120	6,349	6,140	25,059	23,564
No. California	18,995	16,179	18,399	18,182	17,386	72,962	65,558
So. California	13,344	11,522	12,699	12,393	11,955	50,391	45,887

Total Established	121,758	110,555	118,065	116,985	111,756	468,563	432,376

Other Stabilized	24,343	19,828	23,309	22,274	20,025	89,949	68,369
Development/Redevelopment	24,298	17,202	22,371	21,882	18,889	87,441	64,150

NOI from continuing operations	$ 170,399	$ 147,585	$ 163,745	$ 161,141	$ 150,670	$ 645,953	$ 564,895

Attachment 17

NOI as reported by the Company does not include the operating results from discontinued operations (i.e., assets sold during the period January 1, 2010 through December 31, 2011 or classified as held for sale at December 31, 2011). A reconciliation of NOI from communities sold or classified as discontinued operations to Net Income for these communities is as follows (dollars in thousands):

	Q4 2011	Q4 2010	Full Year 2011	Full Year 2010

Income (Loss) from discontinued operations	$(2,260)	$(1,388)	$(5,658)	$(3,768)
Interest expense, net	808	1,224	4,443	4,860
Loss on extinguishment of debt	3,880	--	3,880	--
Depreciation expense	306	1,175	3,603	5,064

NOI from discontinued operations	$2,734	$1,011	$6,268	$6,156

NOI from assets sold	2,734	1,011	6,268	6,156
NOI from assets held for sale	--	--	--	--

NOI from discontinued operations	$2,734	$1,011	$6,268	$6,156

Projected NOI, as used within this release for certain Development Communities and in calculating the Initial Year Market Cap Rate for dispositions, represents management’s estimate, as of the date of this release (or as of the date of the buyer’s valuation in the case of dispositions), of projected stabilized rental revenue minus projected stabilized operating expenses. For Development Communities, Projected NOI is calculated based on the first twelve months of Stabilized Operations, as defined below, following the completion of construction. In calculating the Initial Year Market Cap Rate, Projected NOI for dispositions is calculated for the first twelve months following the date of the buyer’s valuation. Projected stabilized rental revenue represents management’s estimate of projected gross potential minus projected stabilized economic vacancy and adjusted for projected stabilized concessions plus projected stabilized other rental revenue. Projected stabilized operating expenses do not include interest, income taxes (if any), depreciation or amortization, or any allocation of corporate-level property management overhead or general and administrative costs. Projected gross potential for Development Communities and dispositions is based on leased rents for occupied homes and management’s best estimate of rental levels for homes which are currently unleased, as well as those homes which will become available for lease during the twelve month forward period used to develop Projected NOI. The weighted average Projected NOI as a percentage of Total Capital Cost is weighted based on the Company’s share of the Total Capital Cost of each community, based on its percentage ownership.

Management believes that Projected NOI of the Development Communities, on an aggregated weighted average basis, assists investors in understanding management’s estimate of the likely impact on operations of the Development Communities when the assets are complete and achieve stabilized occupancy (before allocation of any corporate-level property management overhead, general and administrative costs or interest expense). However, in this release the Company has not given a projection of NOI on a company-wide basis. Given the different dates and fiscal years for which NOI is projected for these communities, the projected allocation of corporate-level property management overhead, general and administrative costs and interest expense to communities under development is complex, impractical to develop, and may not be meaningful. Projected NOI of these communities is not a projection of the Company’s overall financial performance or cash flow. There can be no assurance that the communities under development or redevelopment will achieve the Projected NOI as described in this release.

Rental Revenue with Concessions on a Cash Basis is considered by the Company to be a supplemental measure to rental revenue in conformity with GAAP to help investors evaluate the impact of both current and historical concessions on GAAP-based rental revenue and to more readily enable comparisons to revenue as reported by other companies. In addition, rental revenue (with concessions on a cash basis) allows an investor to understand the historical trend in cash concessions.

Attachment 17

A reconciliation of rental revenue from Established Communities in conformity with GAAP to rental revenue (with concessions on a cash basis) is as follows (dollars in thousands):

	Q4 2011	Q4 2010	Full Year 2011	Full Year 2010

Rental revenue (GAAP basis)	$176,787	$166,458	$691,170	$657,835
Concessions amortized	144	704	1,385	5,355
Concessions granted	(102)	(399)	(516)	(2,850)

Rental revenue (with concessions on a cash basis)	$176,829	$166,763	$692,039	$660,340

% change -- GAAP revenue	6.2%		5.1%

% change -- cash revenue	6.0%		4.8%

Economic Gain (Loss) is calculated by the Company as the gain (loss) on sale in accordance with GAAP, less accumulated depreciation through the date of sale and any other non-cash adjustments that may be required under GAAP accounting. Management generally considers Economic Gain (Loss) to be an appropriate supplemental measure to gain (loss) on sale in accordance with GAAP because it helps investors to understand the relationship between the cash proceeds from a sale and the cash invested in the sold community. The Economic Gain (Loss) for each of the communities presented is estimated based on their respective final settlement statements. A reconciliation of Economic Gain (Loss) to gain on sale in accordance with GAAP for the quarter ended December 31, 2011 as well as prior years’ activities is presented on Attachment 14.

Interest Coverage is calculated by the Company as EBITDA from continuing operations, excluding land gains and gain on the sale of investments in real estate joint ventures, divided by the sum of interest expense, net, and preferred dividends. Interest Coverage is presented by the Company because it provides rating agencies and investors an additional means of comparing our ability to service debt obligations to that of other companies. EBITDA is defined by the Company as net income or loss attributable to the Company before interest income and expense, income taxes, depreciation and amortization.

A reconciliation of EBITDA and a calculation of Interest Coverage for the fourth quarter of 2011 are as follows (dollars in thousands):

Net income attributable to common stockholders	$ 323,085
Interest expense, net	37,718
Interest expense (discontinued operations)	808
Depreciation expense	63,008
Depreciation expense (discontinued operations)	306

EBITDA	$ 424,925

EBITDA from continuing operations	$ 152,656
EBITDA from discontinued operations	272,269

EBITDA	$ 424,925

EBITDA from continuing operations	$ 152,656

Interest expense, net	$ 37,718

Interest coverage	4.0

Attachment 17

Total Capital Cost includes all capitalized costs projected to be or actually incurred to develop the respective Development or Redevelopment Community, or Development Right, including land acquisition costs, construction costs, real estate taxes, capitalized interest and loan fees, permits, professional fees, allocated development overhead and other regulatory fees, all as determined in accordance with GAAP. For Redevelopment Communities, Total Capital Cost excludes costs incurred prior to the start of redevelopment when indicated. With respect to communities where development or redevelopment was completed in a prior or the current period, Total Capital Cost reflects the actual cost incurred, plus any contingency estimate made by management. Total Capital Cost for communities identified as having joint venture ownership, either during construction or upon construction completion, represents the total projected joint venture contribution amount. For joint ventures not in construction, Total Capital Cost is equal to gross real estate cost.

Initial Year Market Cap Rate is defined by the Company as Projected NOI of a single community for the first 12 months of operations (assuming no repositioning), less estimates for non-routine allowance of approximately $200 - $300 per apartment home, divided by the gross sales price for the community. Projected NOI, as referred to above, represents management’s estimate of projected rental revenue minus projected operating expenses before interest, income taxes (if any), depreciation, amortization and extraordinary items. For this purpose, management’s projection of operating expenses for the community includes a management fee of 3.0% - 3.5%. The Initial Year Market Cap Rate, which may be determined in a different manner by others, is a measure frequently used in the real estate industry when determining the appropriate purchase price for a property or estimating the value for a property. Buyers may assign different Initial Year Market Cap Rates to different communities when determining the appropriate value because they (i) may project different rates of change in operating expenses and capital expenditure estimates and (ii) may project different rates of change in future rental revenue due to different estimates for changes in rent and occupancy levels. The weighted average Initial Year Market Cap Rate is weighted based on the gross sales price of each community.

Unleveraged IRR on sold communities refers to the internal rate of return calculated by the Company considering the timing and amounts of (i) total revenue during the period owned by the Company and (ii) the gross sales price net of selling costs, offset by (iii) the undepreciated capital cost of the communities at the time of sale and (iv) total direct operating expenses during the period owned by the Company. Each of the items (i), (ii), (iii) and (iv) are calculated in accordance with GAAP.

The calculation of Unleveraged IRR does not include an adjustment for the Company’s general and administrative expense, interest expense, or corporate-level property management and other indirect operating expenses. Therefore, Unleveraged IRR is not a substitute for Net Income as a measure of our performance. Management believes that the Unleveraged IRR achieved during the period a community is owned by the Company is useful because it is one indication of the gross value created by the Company’s acquisition, development or redevelopment, management and sale of a community, before the impact of indirect expenses and Company overhead. The Unleveraged IRR achieved on the communities as cited in this release should not be viewed as an indication of the gross value created with respect to other communities owned by the Company, and the Company does not represent that it will achieve similar Unleveraged IRRs upon the disposition of other communities. The weighted average Unleveraged IRR for sold communities is weighted based on all cash flows over the holding period for each respective community, including net sales proceeds.

Unencumbered NOI as calculated by the Company represents NOI generated by real estate assets unencumbered by either outstanding secured debt or land leases (excluding land leases with purchase options that were put in place for governmental incentives or tax abatements) as a percentage of total NOI generated by real estate assets. The Company believes that current and prospective unsecured creditors of the Company view Unencumbered NOI as one indication of the borrowing capacity of the Company. Therefore, when reviewed together with the Company’s Interest Coverage, EBITDA and cash flow from operations, the Company believes that investors and creditors view Unencumbered NOI as a useful supplemental measure for determining the financial flexibility of an entity. A calculation of Unencumbered NOI for the full year ended December 31, 2011 is as follows (dollars in thousands):

Attachment 17

NOI for Established Communities	$468,563
NOI for Other Stabilized Communities	89,949
NOI for Development/Redevelopment Communities	87,441
NOI for discontinued operations	6,268

Total NOI generated by real estate assets	652,221
NOI on encumbered assets	183,849

NOI on unencumbered assets	468,372

Unencumbered NOI	72%

Established Communities are identified by the Company as communities where a comparison of operating results from the prior year to the current year is meaningful, as these communities were owned and had Stabilized Operations, as defined below, as of the beginning of the prior year. Therefore, for 2011, Established Communities are consolidated communities that have Stabilized Operations as of January 1, 2010 and are not conducting or planning to conduct substantial redevelopment activities within the current year. Established Communities do not include communities that are currently held for sale or planned for disposition during the current year.

Other Stabilized Communities are completed consolidated communities that the Company owns, which did not have stabilized operations as of January 1, 2010, but have stabilized occupancy as of January 1, 2011. Other Stabilized Communities do not include communities that are planning to conduct substantial redevelopment activities or that are planned for disposition within the current year.

Development Communities are communities that are under construction during the current year. These communities may be partially or fully complete and operating.

Redevelopment Communities are communities where the Company owns a majority interest and where substantial redevelopment is in progress or is planned to begin during the current year. Redevelopment is generally considered substantial when capital invested during the reconstruction effort is expected to exceed either $5,000,000 or 10% of the community’s pre-development basis and is expected to have a material impact on the community’s operations, including occupancy levels and future rental rates.

Average Rental Rates are calculated by the Company as rental revenue in accordance with GAAP, divided by the weighted average number of occupied apartment homes.

Economic Occupancy is defined as total possible revenue less vacancy loss as a percentage of total possible revenue. Total possible revenue is determined by valuing occupied units at contract rates and vacant units at Market Rents. Vacancy loss is determined by valuing vacant units at current Market Rents. By measuring vacant apartments at their Market Rents, Economic Occupancy takes into account the fact that apartment homes of different sizes and locations within a community have different economic impacts on a community’s gross revenue.

Market Rents as reported by the Company are based on the current market rates set by the managers of the Company’s communities based on their experience in renting their communities’ apartments and publicly available market data. Trends in market rents for a region as reported by others could vary. Market Rents for a period are based on the average Market Rents during that period and do not reflect any impact for cash concessions.

Non-Revenue Generating Capex represents capital expenditures that will not directly result in revenue earnings or expense savings.

Stabilized/Restabilized Operations is defined as the earlier of (i) attainment of 95% physical occupancy or (ii) the one-year anniversary of completion of development or redevelopment.

Average Rent per Home as calculated for certain Development and Redevelopment Communities in lease-up, reflects management’s projected stabilized rents net of estimated stabilized concessions and including estimated stabilized other rental revenue. Projected stabilized rents are based on one or more of the following: (i) actual average leased rents on apartments leased through quarter end; (ii) projected rollover rents on apartments leased through quarter end where the lease term expires within the first twelve months of Stabilized Operations, and Market Rents on unleased homes.

Attachment 17

Development Rights are development opportunities in the early phase of the development process for which the Company either has an option to acquire land or enter into a leasehold interest, for which the Company is the buyer under a long-term conditional contract to purchase land or where the Company controls the land through a ground lease or owns land to develop a new community. The Company capitalizes related pre-development costs incurred in pursuit of new developments for which future development is probable.